AMENDMENT NUMBER 1 TO THE
BIOMED REALTY TRUST, INC. SEVERANCE PLAN

WHEREAS, BioMed Realty Trust, Inc. (the “Company”), maintains the BioMed Realty Trust Inc. Severance Plan effective August 25, 2010 (the “Plan”) for the benefit of certain eligible employees; and

WHEREAS, the Plan provides for severance benefits for eligible employees who experience an Involuntary Termination (as defined in the Plan); and

WHEREAS, the Compensation Committee of the Board (the “Compensation Committee”) has the authority to take certain actions with respect to the Plan, which include the authority to amend the Plan from time to time in its sole and absolute discretion; and

WHEREAS, the Compensation Committee has the authority to amend the Plan retroactively to cure any ambiguity; and

WHEREAS, the Compensation Committee now desires to: (i) amend the Plan to permit the Company to provide on a purely discretionary basis additional severance benefits to certain eligible employees; and (ii) to retroactively amend the Plan to clarify certain terms and definitions used in the Plan; and

WHEREAS, the Compensation Committee is authorized to amend the Plan pursuant to the provisions of Section 6 of the Plan; and

NOW, THEREFORE, the Plan is hereby amended, as set forth below, effective as of the dates listed below:

1.	Effective as of August 26, 2015, subsection 2(d) of the Plan is hereby amended in its entirety as follows:

(d) Additional Discretionary Severance Benefits Permitted. In addition to (1) cash Severance Benefits under Section 2(a)(i) or 2(a)(ii) of this Plan and (2) your Stock Awards (if any) subject to acceleration under Section 2(c)(i) or 2(c)(ii), the Company shall have the authority to provide, in its sole and absolute discretion, additional severance benefits, including, but not limited to, outplacement services, where it is determined that it is in the best interest of the Company to offer such additional severance benefits. The Company will have the discretion to decide the nature and extent of any such additional severance benefits. A participant is eligible to receive additional severance benefits only if a description of such additional benefits is provided in writing in or in conjunction with the offer of the Release (as defined in the Plan). A participant is not eligible for any additional severance benefit under this part (d) if a description of such additional benefits is not communicated in writing in or in conjunction with the offer of the Release.

2.	Effective as of August 26, 2015, the following paragraph shall be added as Section 2(e) of the Plan:

(e) No Duplication of Benefits. In the event of your Involuntary Termination, you shall only be entitled to receive (1) cash Severance Benefits under Section 2(a)(i) or 2(a)(ii) of this Plan; (2) the acceleration of your Stock Awards under Section 2(c)(i) or Section 2(c)(ii); and/or (3) Additional Discretionary Severance Benefits under Section 2(d). In no event will you be entitled to benefits under both clauses (i) and (ii) under Section 2(a) or 2(c).

3.	Effective as August 25, 2010, the term “Company” is hereby retroactively amended in its entirety to read as follows:

For purposes of this Plan, “Company” will include BioMed Realty, L.P., any direct or indirect subsidiary of the Company and any successor to substantially all of the business, shares or assets of the Company, but will exclude any entity prior to the acquisition of such entity by the Company, unless specifically provided in the documents relating to such acquisition.

4.	Effective as of August 25, 2010 the definition of “Years of Service” is hereby retroactively amended in its entirety to read as follows:

Your “Years of Service” will be determined by calculating the number of years between (i) the date on which your Involuntary Termination occurs and (ii) the date on which you were first employed by the Company, rounded to the nearest whole number. In no event will you be entitled to credit for any year(s) of service with any employer other than the Company, on account of service prior to acquisition of such employer by the Company, unless specifically provided in the documents relating to such acquisition or provided in connection with Additional Discretionary Severance Benefits under Section 2(d).

IN WITNESS WHEREOF, the Company has caused this Amendment Number 1 to be executed on this 26th day of August, 2015.

BIOMED REALTY TRUST, INC.

BY: /s/ Jonathan P. Klassen

NAME: Jonathan P. Klassen

TITLE: Executive Vice President